                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           ARIAD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount previously paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No:

       -------------------------------------------------------------------------

    3) Filing party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

May 26, 1999



Dear ARIAD Stockholder:

You are invited to attend the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held on Tuesday, June 29, 1999 at 10:00 a.m. Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. We urge you to read this information carefully.

At the Annual Meeting, three persons will be elected to serve as Class 2 Directors and a proposal to approve the issuance of shares of Common Stock issuable in connection with actually issued and potentially issuable shares of Series C Convertible Preferred Stock will be acted upon. Your Board of Directors unanimously believes that the election of its nominees as directors and approval of the stock issuance are in the best interests of ARIAD and its stockholders and, accordingly, recommends a vote FOR Items 1 and 2 on the enclosed proxy card.

In addition to the formal business to be transacted, I will make a presentation on important progress over the past year and our development plans for the future. Members of ARIAD's Board of Directors and management will be available as well to respond to questions of stockholders.

I look forward to greeting those ARIAD stockholders who are able to attend the meeting. If you plan on attending, please contact Ms. Lisa Rozamus in our Investor Relations Office at (617) 494-0400, extension 252, and she will send you directions to the Company's offices.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend the meeting in person. Therefore, please sign, date and promptly return the enclosed proxy in the envelope provided.

On behalf of ARIAD and all of its employees and directors, I would like to thank you for your continuing support.

Sincerely yours,

/s/ Harvey J. Berger, M.D.
------------------------------------
Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

                           ARIAD PHARMACEUTICALS, INC.

                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 29, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. (the "Company") will be held on Tuesday, June 29, 1999 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for the following purposes:

           1. To elect three Class 2 Directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified,

           2. To approve the issuance by the Company of more than 4,385,500 shares of Common Stock upon conversion of, or as dividends on, its Series C Convertible Preferred Stock to comply with certain rules of the Nasdaq Stock Market, and

           3. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

     Holders of record of the Company's Common Stock and Series B Convertible Preferred Stock at the close of business on May 12, 1999 are entitled to notice of and to vote at the Meeting.

     For the ten-day period immediately prior to the Meeting, the list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company, located at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for such purposes as are set forth in the General Corporation Law of the State of Delaware.


                                    By Order of the Board of Directors

                                    /s/ Laurie A. Allen
                                    ----------------------------------
                                    Laurie A. Allen
                                    Secretary

Dated: May 26, 1999

                                    IMPORTANT

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           ARIAD PHARMACEUTICALS, INC.

                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 29, 1999

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ARIAD Pharmaceuticals, Inc. (the "Company" or "ARIAD") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 29, 1999 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed to stockholders on or about May 18, 1999.

     On November 9, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain investors (the "Investors") pursuant to which the Company completed a $5 million private placement of its Series C Redeemable Convertible Preferred Stock (the "Series C Preferred Stock"). As part of the agreement, the Company agreed to seek stockholder approval at this Meeting of Proposal 2 set forth below. If the Company did not do so, it would have been subject to penalties under the Purchase Agreement.

     Holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), and Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, collectively with the Common Stock, the "Voting Stock"), who are entitled to vote are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with such holders' directions. If no directions are given, proxies will be voted "FOR" the election as Class 2 Directors of the nominees named herein; "FOR" the issuance by the Company of shares of Common Stock upon conversion of, or as dividends on, its actually issued and potentially issuable shares of Series C Preferred Stock; and, as to any other business that may come before the Meeting, in accordance with the judgment of the person or persons named in the Proxy. The Board of Directors knows of no other business to be presented at the Meeting.

     The proxy may be revoked at any time prior to the voting thereof by written notice of revocation to the Company at 26 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Laurie A. Allen, Secretary. The proxy may also be revoked by submission to the Company prior to the Meeting of a more recently dated proxy or by attending the Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote, and which are not voted, will be considered present at the Meeting for the purpose of determining the presence of a quorum but will have no effect on the approval of the proposals described in the immediately preceding paragraph. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. The Company has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies. The Company anticipates that it will pay D.F. King approximately $5,000 in fees, plus reasonable out-of-pocket expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

     Only holders of record of the Voting Stock at the close of business on May 3, 1999 are entitled to notice of and to vote at the Meeting. On that date, there were 22,005,149 shares of Common Stock and 3,004,436 shares of Series B Preferred Stock outstanding. Each share of Common Stock and each share of Series B Preferred Stock is entitled to one vote. Accordingly, a total of 25,009,585 votes are entitled to be cast on each matter submitted to a vote at the Meeting. One third of such shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. Under the Company's By-laws, the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the Meeting is required to elect the nominees for election as Class 2 Directors of the Company, which is to be considered as Proposal 1. Also under the Company's By-laws, the approval of Proposal 2 to approve the issuance by the Company of Common Stock upon conversion of or as dividends on its actually issued and potentially issuable shares of Series C Preferred Stock will become effective only upon the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the Meeting. Abstentions and broker non-votes will be considered present at the Meeting for the purpose of determining the presence of a quorum but will have no effect on the vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 23, 1999 certain information with respect to (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to own beneficially more than 5% of the Voting Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the Securities and Exchange Commission (the "Commission"), such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option, warrant or right or through the conversion of a security. The percentages set forth on the table assume conversion of all outstanding Series B Preferred Stock and Series C Preferred Stock into Common Stock.

     Except as otherwise indicated, (i) the stockholders listed in the table have sole voting and investment powers with respect to the Voting Stock shown as beneficially owned, and (ii) the title of class of the shares held by the stockholders listed in the table is Common Stock.

                                               NUMBER OF SHARES
NAME AND ADDRESS                              BENEFICIALLY OWNED      PERCENTAGE
-----------------------------------------     ------------------      ----------

Hoechst Marion Roussel, Inc.                      3,004,436 (1)           10.5%
Route 202-206
Bridgewater, NJ 08807-0800

BB Biotech A.G.                                   2,293,000 (2)            8.0
c/o Bellevue Asset Management A.G.
Grunstrasse 12 CH-6343
Rothreuz, Switzerland

HFTP Investment LLC                               2,194,185 (3)            7.7
c/o Promethean Investment Group, L.L.C.
40 West 57th Street, Suite 1520
New York, NY 10019

Brown Simpson Strategic Growth Fund, Ltd.           950,813 (4)            3.3
152 West 57th Street, 40th Floor
New York, NY  10019

Brown Simpson Strategic Growth Fund, L.P.           511,976 (5)            1.8
152 West 57th Street, 40th Floor
New York, NY  10019

Harvey J. Berger, M.D.                            1,445,247 (6)            5.0
c/o ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139

Jay R. LaMarche                                     312,109 (7)            1.1

Manfred Weigele, Ph.D.                              261,410 (8)            1.0

Joan S. Brugge, Ph.D.                               347,838 (9)            1.2

Vaughn D. Bryson                                     80,000 (10)           *

John M. Deutch, Ph.D.                                74,553 (11)           *

Philip Felig, M.D.                                  110,714 (12)           *

Joel S. Marcus                                       80,000 (13)           *

Sandford D. Smith                                    96,205 (14)           *

Ralph Snyderman, M.D.                                93,750 (15)           *

Raymond S. Troubh                                   106,249 (16)           *

Michael Gilman, Ph.D.                                     0                -

Charles C. Cabot III                                143,857                *

All directors and executive officers as           3,278,861 (17)          10.9
a group (16 persons)
-----------------------------------------

  *   Indicates less than one percent
(1) Includes 3,004,436 shares of Series B Preferred Stock convertible into 3,004,436 shares of Common Stock sold to Hoechst Marion Roussel, Inc. in connection with the joint venture agreement for establishing and operating the Hoechst-ARIAD Genomics Center, LLC and represents 100% of the Series B Preferred Stock.
(2) Such shares are held of record by Biotech Target S.A., a wholly owned subsidiary of BB Biotech A.G. This information is based solely on review of Schedules 13D and 13G, each of which was filed with the Commission on May 28, 1998.
(3) Includes 3,000 shares of Series C Preferred Stock convertible into 2,194,185 shares of Common Stock and represents 60% of the Series C Preferred Stock. Promethean Investment Group, LLC, a New York limited liability company ("Promethean"), serves as investment advisor to HFTP Investment, L.L.C. ("HFTP") and may be deemed to share beneficial ownership of the shares beneficially owned by HFTP by reason of shared power to vote and to dispose of the shares beneficially owned by HFTP. Promethean disclaims beneficial ownership of the shares beneficially owned by HFTP. Mr. James F. O'Brien, Jr. indirectly controls Promethean. Mr. O'Brien disclaims beneficial ownership of the shares beneficially owned by Promethean and HFTP.
(4) Includes 1,300 shares of Series C Preferred Stock convertible into 950,813 shares of Common Stock and represents 26% of the Series C Preferred Stock. Brown Simpson Asset Management, L.L.C. serves as the investment manager to Brown Simpson Strategic Growth Fund, Ltd. pursuant to an investment management contract. The members of Brown Simpson Asset Management, L.L.C. are Mitchell Kaye, Evan Levine, James Simpson and Matthew Brown. Such persons may be deemed to have beneficial ownership of the shares owned by Brown Simpson Strategic Growth Fund Ltd.
(5) Includes 700 shares of Series C Preferred Stock convertible into 511,976 shares of Common Stock and represents 14% of the Series C Preferred Stock. The general partner of Brown Simpson Strategic Growth Fund, L.P. is Brown Simpson Capital, L.L.C., the members of which are Mitchell Kaye, Evan Levine, James Simpson and Matthew Brown. Such members may be deemed to have beneficial ownership of the shares owned by Brown Simpson Strategic Growth Fund, L.P.
(6) Includes 119,000 shares issuable upon exercise of stock options within 60 days of April 23, 1999. Includes 10,000 shares issuable upon exercise of warrants within 60 days of April 23, 1999. Includes 535,714 shares of Common Stock and 235,714 shares issuable upon exercise of stock options within 60 days of April 23, 1999 held of record by The Berger Family Trust and 8,928 shares of Common Stock held of record by The Wolk Family Trust. Wendy S. Berger and Harvey J. Berger, as co-trustees of such trusts, have the right to vote and dispose of the shares held by such trusts; however, in certain circumstances, Wendy S. Berger as co-trustee will have sole voting power with respect to the shares held by each such trust. Includes 122,000 shares held by Edith Berger, Dr. Berger's mother, 40,892 shares held by Wendy S. Berger, Dr. Berger's spouse, and 11,928 shares held by Dr. Berger's children.
(7) Includes 105,857 shares issuable upon exercise of stock options within 60 days of April 23, 1999. Includes 6,696 shares and 44,000 shares issuable upon exercise of warrants within 60 days of April 23, 1999 held by Carol
      B. LaMarche, Mr. LaMarche's spouse.
(8) Includes 111,857 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(9) Includes 154,714 shares issuable upon exercise of stock options within 60 days of April 23, 1999. Includes 6,696 shares held jointly by Dr. Brugge and her spouse, William R. Brugge, M.D., and 9,773 shares held by her son.
(10) Includes 37,500 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(11) Includes 57,857 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(12) Includes 110,714 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(13) Includes 70,000 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(14) Includes 92,857 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(15) Includes 58,036 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(16) Includes 92,857 shares issuable upon exercise of stock options within 60 days of April 23, 1999.
(17) Includes the shares identified in footnotes (3) through (13) above, 421 shares held by John D. Iuliucci , and 94,178 and 124,928 shares issuable upon exercise of stock options within 60 days of April 23, 1999 held by Dr. Iuliucci and Mark J. Zoller, respectively.

INFORMATION REGARDING DIRECTORS

     The Board of Directors currently consists of ten members, classified into three classes. At each Annual Meeting of the Stockholders, the term for one class of directors expires and directors are elected for a full term of three years to succeed the directors of such class. Set forth below is certain biographical information for each of the three individuals nominated by the Board of Directors for election as Class 2 Directors at this Meeting, as well as for each of the continuing Class 1 and Class 3 Directors whose terms expire either at the Annual Meeting of the Stockholders in 2000 or 2001, or at such time as such director's successor is duly elected and qualified. All of the other companies listed as companies in which certain directors hold directorships are publicly traded companies.

                          NOMINEES AS CLASS 2 DIRECTORS
                              (TERM TO EXPIRE 2002)

     Philip Felig, M.D., 62, a Director of ARIAD since October 1991, is currently in medical practice specializing in endocrinology and diabetes as an Attending Physician on the Senior Medical Staff at Lenox Hill Hospital. From 1986 to 1987, he was Chief Executive Officer of Sandoz Pharmaceuticals Corporation and from 1984 to 1987, President of the Sandoz Research Institute.

     Jay R. LaMarche, 52, has served as Chief Financial Officer, Treasurer and a Director of ARIAD since January 1992. Mr. LaMarche has served as Executive Vice President since March 1997 and as Senior Vice President, Finance from January 1992 to February 1997. Prior to joining ARIAD, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer, where he served in several capacities, most recently as Executive Vice President.

    Joel S. Marcus, 51, a Director of ARIAD since February 1995, is Chief Executive Officer of Alexandria Real Estate Equities, Inc. Mr. Marcus is a founder and principal of Health Science Capital Partners, which invests in healthcare related companies. From 1986 to 1994, Mr. Marcus was a partner with Brobeck, Phleger & Harrison, LLP, a leading technology law firm (and its predecessor).

                          CONTINUING CLASS 3 DIRECTORS
                              (TERM TO EXPIRE 2000)

     Harvey J. Berger, M.D., 48, is the principal founder of ARIAD and has served as the Company's Chairman of the Board, President and Chief Executive Officer since April 1991. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, most recently as Executive Vice President and President of the Research and Development Division. Dr. Berger currently is a Lecturer in the Division of Health Sciences and Technology at the Massachusetts Institute of Technology and the Harvard Medical School. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association.

    Vaughn D. Bryson, 60, a Director of ARIAD since February 1995, is President of Life Science Advisors, Inc. Mr. Bryson was a thirty-two year employee of Eli Lilly & Co. ("Lilly") and served as President and Chief Executive Officer of Lilly from 1991 to 1993. He served as Executive Vice President from 1986 until 1991. He also served as a member of Lilly's Board of Directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International Inc. from April 1994 to December 1996. He also is a Director of Chiron Corporation, Fusion Medical Technologies, Inc., Perclose, Inc. and Quintiles Transnational Corporation.

    Sandford D. Smith, 52, a Director of ARIAD since October 1991 and Vice Chairman since January 1999, is President, Therapeutics International, Genzyme Corporation. Previously, from May 1996 to September 1996, he was Vice President and General Manager, Specialty Therapeutics and International Group, Genzyme Corporation. Mr. Smith was President and Chief Executive Officer and a Director of the Repligen Corporation from June 1986 to March 1996. Mr. Smith previously held a number of positions with the Bristol-Myers

Company from 1977 to 1986, including, most recently, Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group. Mr. Smith is also a Director of CSP, Inc.

    Raymond S. Troubh, 73, a Director of ARIAD since October 1991, has been a financial consultant for more than the past five years. He was a general partner of Lazard Freres & Co., an investment banking firm, and a former governor of the American Stock Exchange. Mr. Troubh is a Director of Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Systems, Inc., General American Investors Company, Inc., Olsten Corporation, Starwood Hotels & Resorts, Inc., Triarc Companies, Inc., WHX Corporation and a trustee of Petrie Stores Liquidating Trust.

                          CONTINUING CLASS 1 DIRECTORS
                              (TERM TO EXPIRE 2001)

    Joan S. Brugge, Ph.D., 49, a Director of ARIAD since February 1995, is Professor of Cell Biology at Harvard Medical School. Dr. Brugge served as Senior Vice President, Exploratory Research at ARIAD from October 1996 through July 1997 and as Senior Vice President, Research - Biology from May 1992 to September 1996 and as Scientific Director of ARIAD from May 1992 to February 1997. From 1989 to 1992, Dr. Brugge was a Professor of Microbiology at the University of Pennsylvania School of Medicine and an Investigator of the Howard Hughes Medical Institute. Dr. Brugge currently serves on the Medical Advisory Board of the Howard Hughes Medical Institute and the Advisory Committee to the Director and Board of Scientific Advisors of the National Cancer Institute.

    John M. Deutch, Ph.D., 60, a Director of ARIAD since March 1997, is an Institute Professor at the Massachusetts Institute of Technology. He has previously served as Director of Central Intelligence, Deputy Secretary of Defense and Undersecretary of Defense (Acquisition and Technology), as well as Provost of the Massachusetts Institute of Technology, Dean of the School of Science, Chairman of the Department of Chemistry and the Karl Taylor Compton Professor of Chemistry. He has numerous publications in physical chemistry. Mr. Deutch is a Director of Citigroup, CMS Energy, Cummins Engine Company, Inc. and Schlumberger Ltd.

    Ralph Snyderman, M.D., 59, a Director of ARIAD since June 1998, has been Chancellor for Health Affairs, Dean, School of Medicine at Duke University, and President and CEO of Duke University Health System since March 1989. He was formerly Senior Vice President of Medical Research and Development at Genentech, Inc. from January 1987 to May 1989. Dr. Snyderman also serves on the Board of Directors of Proctor and Gamble, Inc.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors held six meetings. No Director attended fewer than 75% of the aggregate number of meetings held during such fiscal year by the Board of Directors and the committees of the Board on which he or she served.

     The Board of Directors has three committees, the Executive Committee, the Compensation and Stock Option Committee and the Audit Committee. The Board does not have a nominating committee.

    The members of the Executive Committee are Dr. Berger and Messrs. Bryson, LaMarche and Smith. The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1998.

    The members of the Compensation and Stock Option Committee are Dr. Felig and Messrs. Smith and Troubh. The Compensation and Stock Option Committee establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters and administers the Company's stock option plans and executive compensation plan. Such committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Employees and Consultants (the "1991 Employee Plan") are made solely by the committee. The Compensation and Stock Option Committee held seven meetings (including actions taken by written consent) during the fiscal year ended December 31, 1998.

     The member of the Audit Committee is Mr. Marcus. The Board presently intends to add another member to the Audit Committee. The responsibilities of the Audit Committee include, with the assistance of management, the selection and engagement of the Company's independent auditors, the review of the scope of the audit proposed by the auditors, a post-audit review of the Company's financial statements and general oversight of the Company's financial reporting and the adequacy of internal controls. The Audit Committee held two meetings during the fiscal year ended December 31, 1998.

     Except as set forth below for Sandford Smith, Directors do not receive any cash compensation for service on the Board of Directors or its committees. Directors are reimbursed for their expenses for each meeting attended. Upon election to the Board of Directors, on June 11, 1998, Dr. Snyderman was awarded an option to purchase 15,000 shares of Common Stock at $3.56 per share and on December 1, 1998, each of Drs. Brugge and Felig and Messrs. Bryson, Deutch, Marcus, Smith and Troubh was awarded options to purchase 10,000 shares of Common Stock at $1.94 per share, pursuant to the ARIAD Pharmaceuticals, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Director Plan"). Such options were exercisable on the grant date. For the fiscal year ended December 31, 1998, Drs. Brugge, Felig and Snyderman and Mr. Deutch received advisory fees aggregating $63,336, $10,000, $5,000 and $10,000, respectively, in connection with their membership on the Board of Scientific and Medical Advisors. Commencing February 1, 1999, the Company compensates Sandford Smith at a rate of $4,000 per month for his services as Vice Chairman of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1997, the Company entered into an agreement which established the Hoechst-ARIAD Genomics Center, LLC, a Delaware limited liability company (the "Genomics Center") which is owned 50% by ARIAD and 50% by Hoechst Marion Roussel, Inc. ("HMR"), a greater than 5% holder of the Company's Voting Securities, to pursue functional genomics (the "1997 HMR Genomics Agreement"). Under the terms of the 1997 HMR Genomics Agreement, the Company and HMR agreed to commit $85,000,000 to the establishment of the Genomics Center and its first five years of operation. Through December 31, 1998, the Company had invested $6,500,000 in leasehold improvements and equipment and funded $8,839,000 in operating and related costs. HMR has committed to provide ARIAD with capital adequate to fund ARIAD's share of such costs through the purchase of up to $49,000,000 of ARIAD Series B Preferred Stock over the five-year period, including an initial investment of $24,000,000, which was completed in March 1997 and a subsequent investment of $5,747,000 which was completed in January 1999. Should ARIAD and HMR determine that the Genomics Center requires funds in excess of those committed, ARIAD may fund its share of the excess through a loan facility made available by HMR. Funds borrowed by ARIAD pursuant to such loan facility, if any, will bear interest at a rate of LIBOR plus 0.25% and are repayable by June 2003 in cash or Series B Preferred Stock, at the Company's option.

    The Company also entered into agreements with the Genomics Center to provide research and administrative services (the "Services Agreements") to the Genomics Center on a cost reimbursement basis. Revenue recognized pursuant to the Services Agreements amounted to $4,951,000 and $1,357,000 for the years ended December 31, 1998 and 1997, respectively.

    In November 1995, the Company entered into an agreement with HMR (the "1995 HMR Osteoporosis Agreement") to collaborate on the discovery and development of drugs to treat osteoporosis and related bone diseases, one of the Company's signal transduction drug discovery programs. Under the 1995 HMR Osteoporosis

Agreement, the Company granted to HMR exclusive rights to develop and commercialize these drugs worldwide. The Company has the right, under certain circumstances, to participate in the development and commercialization of these products for certain indications in North America. Under the terms of the 1995 HMR Osteoporosis Agreement, HMR made an initial cash payment to the Company of $10,000,000, agreed to provide research funding in equal quarterly amounts of $1,000,000 up to an aggregate of $20,000,000 over a five-year period and agreed to provide an aggregate of up to $10,000,000 upon the attainment of certain research milestones. In addition, HMR established a dedicated research group to collaborate with the Company on the discovery of osteoporosis drugs and agreed to fund all of the preclinical and clinical development costs for products that emerge from the collaboration. The 1995 HMR Osteoporosis Agreement further provides for the payment of royalties to the Company based on product sales. Revenue recognized under the 1995 HMR Osteoporosis Agreement amounted to $6,778,000, $7,333,000 and $9,333,000 for 1998, 1997 and 1996, respectively, including, in 1996, $2,000,000 for the achievement of the first research milestone. A second research milestone was achieved in February 1999, resulting in a cash payment of $2,000,000.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company:

NAME                        AGE     OFFICE OR POSITIONS HELD
-----------------------     ---     --------------------------------------------


Harvey J. Berger, M.D.      48      Chairman of the Board, President and
                                      Chief Executive Officer

Jay R. LaMarche             52      Executive Vice President and Chief Financial
                                      Officer

Laurie A. Allen, Esq.       38      Senior Vice President, Corporate Development
                                      and Legal Affairs, General Counsel and
                                      Secretary

John D. Iuliucci, Ph.D.     56      Senior Vice President, Drug Development

Manfred Weigele, Ph.D.      66      Senior Vice President, Chief Scientific
                                      Officer

Mark J. Zoller, Ph.D.       45      Senior Vice President, Genomics and
                                      Scientific Director, Hoechst-ARIAD
                                      Genomics Center, LLC

For biographical information on Dr. Berger and Mr. LaMarche, see "Information Regarding Directors."

Laurie A. Allen, Esq. has served as Senior Vice President, Corporate Development and Legal Affairs, General Counsel and Secretary since January 1999. Prior to joining ARIAD, she was a partner with Brobeck, Phleger and Harrison, LLP, a leading technology law firm, from January 1996 to December 1998. She was an associate with Brobeck, Phleger & Harrison, LLP from February 1991 to December 1995 and with Pettit & Martin from September 1989 to January 1991. Ms. Allen received her L.L.M. degree in taxation from New York University and her J.D. degree from Emory University School of Law. She received her A.B. degree in History from the University of California, Los Angeles.

John D. Iuliucci, Ph.D. has served as Senior Vice President, Drug Development since January 1999. Dr. Iuliucci also served as Vice President, Drug Development from October 1996 to December 1998, and Vice President, Preclinical Development of ARIAD from June 1992 to September 1996. Prior to joining ARIAD, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc. from 1984 to 1992. From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories. He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975. Dr. Iuliucci received a B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Manfred Weigele, Ph.D. has served as Senior Vice President and Chief Scientific Officer since March 1999. Dr. Weigele also served as Senior Vice President, Physical and Chemical Sciences from October 1996 to February 1999 and as Senior Vice President, Research Chemistry of ARIAD from October 1991 to September 1996. Prior to joining ARIAD, from 1985 to 1991, Dr. Weigele was a Vice President and Group Director of Chemistry Research for

Hoffmann-LaRoche Inc., where he directed chemistry research. He joined Hoffmann-LaRoche, a worldwide pharmaceuticals company, in 1965. Dr. Weigele received his undergraduate training at Technische Universitat in Braunschweig, Germany and his Ph.D. degree from the University of Wisconsin.

Mark J. Zoller, Ph.D. has served as Senior Vice President, Genomics since November 1998 and as Scientific Director of the Hoechst-ARIAD Genomics Center, LLC since April 1997. Dr. Zoller also served as Vice President, Genomics from April 1997 to October 1998, Vice President, Drug Discovery - Signal Transduction from October 1996 to March 1997 and Vice President, Research - Molecular Biology from November 1994 to September 1996. Previously, he served as Director, Molecular Biology for ARIAD from June 1992 to October 1994. Prior to joining ARIAD, he was a Senior Scientist and group leader of Genentech, Inc. Previously, Dr. Zoller was a Senior Staff Investigator at the Cold Spring Harbor Laboratory where he focused on the development of molecular genetic systems to study protein kinases. Dr. Zoller received his Ph.D. degree in Chemistry from the University of California, San Diego and was a Postdoctoral Fellow in Molecular Biology at the University of Vancouver, Canada.

                             EXECUTIVE COMPENSATION

    The following table sets forth aggregate amounts of compensation paid or accrued by the Company for the years ended December 31, 1998, 1997 and 1996, for services rendered in all capacities, by each of the Company's Chief Executive Officer, the four most highly compensated executive officers other than the Chief Executive Officer and one additional individual for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION (1)    ----------------------
                                                -----------------------      NUMBER OF SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR             SALARY               UNDERLYING OPTIONS        COMPENSATION (2)
------------------------------------    ----    ----------------------     ----------------------       ----------------

Harvey J. Berger, M.D.                  1998            $300,000                   100,000                   $3,200
Chairman, President and                 1997             300,000                        --                       --
Chief Executive Officer                 1996             220,000                    44,000                       --

Jay R. LaMarche                         1998             215,000                    50,000                    3,200
Executive Vice President and            1997             215,000                        --                       --
Chief Financial Officer                 1996             170,000                    34,000                       --

Manfred Weigele, Ph.D.                  1998             173,654                    50,000                       --
Senior Vice President,                  1997             215,000                       -                         --
Physical and Chemical Sciences          1996             170,000                    34,000                       --

Mark J. Zoller, Ph.D.                   1998             165,000                    50,000                    3,200
Senior Vice President, Genomics and     1997             165,000                        --                       --
Scientific Director                     1996             145,000                    21,000                       --

Michael Gilman, Ph.D. (3)               1998             215,000                    50,000                    3,200
                                        1997             215,000                        --                       --
                                        1996             159,651                    80,000                       --

Charles C. Cabot III (4)                1998             194,327                    50,000                    3,200
                                        1997             215,000                        --                       --
                                        1996             170,000                    44,000                       --

------------------------------

(1) Other annual compensation is not presented, as the cost did not exceed the lesser of $50,000 or 10% of the total salary reported for any of the named executive officers.
(2) The amounts listed are for the Company's matching contributions under its 401(k) Plan. Does not include cash bonuses issued in the form of options to purchase designated mutual funds, which options were awarded in lieu of such bonuses in March 1998 under the ARIAD Pharmaceuticals, Inc. 1997 Executive Compensation Plan and all of which options vest in four equal annual installments commencing one year after the date of the award. Options with a value of $55,000 were issued to each of Mr. LaMarche, Dr. Weigele and Dr. Gilman and options with a value of $25,000 were issued to Dr. Zoller. See "- Report of the Compensation and Stock Option Committee - Bonus Awards."
(3) Dr. Gilman's employment as Executive Vice President and Chief Scientific Officer terminated in March 1999.
(4) Mr. Cabot's employment as Executive Vice President and Chief Operating Officer terminated in November 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is comprised of Dr. Felig and Messrs. Smith and Troubh. On December 1, 1998, pursuant to the 1994 Director Plan, the Company granted to each member of the committee an option to purchase 10,000 shares of Common Stock at $1.94 per share.

EMPLOYMENT AGREEMENTS

    Dr. Berger, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, has an employment agreement with the Company which commenced in January 1992 and terminates in December 2001. The agreement provides that he shall be employed as the Chief Executive Officer and President of the Company, shall be nominated for election to the Board of Directors, serve as Chairman of the Board and receive an annual base salary of $300,000 for 1998, increasing each year by at least 10% of the preceding year's base salary. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary. Dr. Berger's employment agreement is automatically renewable for successive three-year terms unless terminated by either party. If the Company fails to renew the employment agreement, it is obligated to pay Dr. Berger, in addition to his compensation for the remainder of the term, a lump sum payment equal to two times Dr. Berger's annual salary for the final year of the term and to provide for the immediate exercisability of all stock options and other equity rights.

    Dr. Berger's employment agreement provides that, if the agreement is terminated by either party upon the occurrence of certain events including, (i) a sale or merger of the Company (or stockholder approval of a merger agreement) or an acquisition of a substantial equity interest in the Company by a person or group of persons, (ii) if Dr. Berger is not elected to membership on the Board of Directors, named as Chairman or designated as Chief Executive Officer or ceases to be the highest ranking executive officer of the Company or ceases to control personnel decisions with respect to the Company's employees, (iii) if the Company is in material breach of the terms of his employment agreement, (iv) if the Company is bankrupt or insolvent or (v) if the Company terminates Dr. Berger's employment agreement without cause, (1) the Company will pay Dr. Berger the greater of (x) any remaining salary payable during the term of the agreement plus the maximum possible bonus for each year remaining in the term (taking into account, in both cases, future 10% increases in salary and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the "Severance Payment") and (2) all of his stock options, stock awards and similar equity rights will immediately vest and become exercisable. The Company is not obligated to make the Severance Payment if it discharges Dr. Berger for cause. If the vesting of certain benefits and the payment of certain amounts by the Company to Dr. Berger are treated as payments in the nature of compensation that are contingent on a "change in control" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be indemnified by the Company on a net after-tax basis. The employment agreement contains a noncompetition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

    The Company has also entered into employment agreements with Mr. LaMarche and Ms. Allen, as well as Drs. Iuliucci and Zoller. The agreements provide for employment at each such executive's present position through December 2000 for Mr. LaMarche, December 2001 for Ms. Allen and December 1999 for Drs. Iuliucci and Zoller at their annual base salaries of $220,000, $215,000, $200,000 and $210,000, respectively, increasing each year by an amount to be determined by the Board of Directors. In addition, each executive is eligible each year to receive a discretionary bonus, to be determined by the Board of Directors, of up to 30% of his or her annual base salary. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

    These agreements provide that: (i) upon a change of control of the Company, such officers will be entitled to receive, upon termination by the officer within 90 days after the change in control, any remaining salary payable during the term or six months' salary whichever is shorter, and all stock options held by such officers will immediately vest and become exercisable; and (ii) upon termination by the Company, without cause, such officer will be entitled to receive his current salary for the remaining period of the applicable term and all outstanding options that would have vested during such term shall vest immediately.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential Realizable
                                                                                                       Value at Assumed
                               Number of         Percent of                                         Annual Rates of Stock
                              Securities        Total Options                                      Price Appreciation for
                              Underlying         Granted to                                              Option Term
                                Options         Employees in        Exercise       Expiration      -----------------------
Name                          Granted (1)        Fiscal Year          Price           Date            5%($)         10%($)
----------------------        -----------       -------------       --------       ----------      -----------------------

Harvey J. Berger, M.D.         100,000              8.2%              $3.88         03/05/08         $243,697     $617,575
Jay R. LaMarche                 50,000              4.1%              $4.31         02/02/08          153,185      343,691
Manfred Weigele, Ph.D.          50,000              4.1%              $4.31         02/02/08          153,185      343,691
Mark J. Zoller, Ph.D.           20,000              1.6%              $4.31         02/02/08           61,274      137,476
                                30,000              2.5%              $2.69         09/10/08           57,282      128,519
Michael Gilman, Ph.D.           50,000              4.1%              $4.31         02/02/08          153,185      343,691
Charles C. Cabot III            50,000              4.1%              $4.31         02/02/08          153,185      343,691

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

                                                                No. of Securities Underlying      Value of Unexercised
                                                               Unexercised Options at Fiscal     In-the-Money Options at
                                                                        Year End(#)               Fiscal Year End($)(4)
                               Shares                          -----------------------------     -----------------------
                             Acquired on        Value                   Exercisable/                  Exercisable/
Name                        Exercise (#)     Realized ($)              Unexercisable                  Unexercisable
----------------------      ------------     ------------      -----------------------------     -----------------------

Harvey J. Berger, M.D.            --              --                  354,714/75,000 (1)(2)               $4,375/0
                                                                           178,571/0 (3)                      --


Jay R. LaMarche                   --              --                  105,857/37,500 (1)                   2,537/0
                                                                            89,285/0 (3)                      --

Manfred Weigele, Ph.D.            --              --                  111,857/37,500 (1)                   3,062/0
                                                                            89,285/0 (3)                      --

Mark J. Zoller, Ph.D.             --              --                  124,928/45,000 (1)                   1,750/0

Michael Gilman, Ph.D.             --              --                   92,500/65,000 (1)                     656/0
                                                                           100,000/0 (3)                      --

Charles C. Cabot III              --              --                  111,857/37,500 (1)                   3,062/0
                                                                            89,285/0 (3)                      --

--------------------

(1) Options to purchase shares of Common Stock of the Company.
(2) Includes options to purchase 235,714 shares held by The Berger Family Trust.
(3) Options to purchase Common Stock of ARIAD Gene Therapeutics, Inc.
(4) Based upon a fair market value of $1.69 per share of Common Stock, which was the closing price of a share of Common Stock on the Nasdaq National Market on December 31, 1998.

401(k) PLAN

      Effective January 1, 1993, the Board of Directors adopted the ARIAD Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under
Section 401(k) of the Code covering all of the Company's eligible employees. Pursuant to the 401(k) Plan, employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% to 15% of their current compensation up to the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of the reduction contributed to the 401(k) Plan. Effective July 1, 1997, the Company agreed to match 50% of the first 4% of compensation that eligible employees contribute to the 401(k) plan, as defined. Employer matching contributions to the 401(k) plan amounted to $156,000 for the year ended December 31, 1998.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

GENERAL

      The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters, administers the Company's stock option plans and recommends the grant of stock options under the stock option plans of ARIAD Gene Therapeutics, Inc. The Committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the 1991 Employee Plan are made solely by the Committee. The Committee is composed of three members who are nonemployee directors.

COMPENSATION POLICY

      The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. Competition for experienced senior executive officers in the biotechnology industry is intense. In furtherance of these objectives, the Company offers executives base salaries and incentive compensation in amounts and at intervals it believes are comparable to those offered by other companies with which the Company competes.

BASE SALARY AND STOCK OPTION AWARDS

      The Committee's subjective evaluation, the Company's overall progress and the individual executive's performance are considered in the Committee's recommendations concerning base salary and bonus awards. Stock options are granted from time to time to executive officers to create a link between executive compensation and stockholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company. In making decisions as to the compensation of the Company's executive officers, the Committee also relies upon compensation statistics from various sources, including specific industry-wide surveys.

BONUS AWARDS

      Because of the Company's early stage of operations and its desire to conserve cash, discretionary cash bonuses provided for in the employment agreements of the executive officers have not been awarded since the formation of the Company.

      In 1997, the Committee approved the ARIAD Pharmaceuticals, Inc. 1997 Executive Compensation Plan, which allows participants to receive, in lieu of a cash bonus, an option to purchase certain designated mutual funds at a discount (75% for 1998) equal to the amount of the bonus. The option vests equally over a four year period and an executive will not be taxed on the value of the mutual funds until the option is exercised. The plan is a non-qualified, unfunded, deferred compensation plan. In March 1998, in recognition of performance in fiscal year 1997, the Committee awarded, effective April 1, 1998, bonus awards with an aggregate value of $390,000 to a total of 12 officers and key employees, none of which vested in 1998.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL YEAR 1998

     Effective January 1, 1997, the Board of Directors established Dr. Berger's annual base salary at $300,000. In June 1998, Dr. Berger was awarded options to acquire 100,000 shares of Common Stock of the Company in consideration of his performance in 1997. The grant of options was based upon the Committee's subjective evaluation of the progress made by the Company in identifying and licensing new technology and product candidates, entering significant strategic alliances and joint ventures, developing new lead compounds, building the Company's technology platform and advancing lead compounds from discovery research into development. The option award was also made in recognition of Dr. Berger's role in the motivation of the Company's management team and in the recruitment of new staff. The Committee believes that Dr. Berger's annual compensation is competitive with the compensation of the chief executive officers of comparable biotechnology companies.

                                    THE COMPENSATION AND STOCK OPTION COMMITTEE
                                    Philip Felig, M.D., Chairman
                                    Sandford D. Smith
                                    Raymond S. Troubh

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock since January 1, 1994, with the total cumulative return of the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Stock Index, the latter of which includes biotechnology companies. The price of a share of Common Stock for the period from January 1, 1994 to May 19, 1994 is based upon a fair market value of $7.00 per share, which was the price per share paid by investors in the 1993 Private Placement. The price of a share of Common Stock for the period from May 20, 1994 to September 19, 1994 is based upon the closing price per share as quoted on the Nasdaq National Market of the Company's Units (comprised of a share of Common Stock and a warrant to purchase a share of Common Stock and assuming a $1.00 value for such warrant) which traded on the Nasdaq National Market from May 20, 1994 until separation on September 19, 1994. The price of a share of Common Stock for the period from September 20, 1994 to December 31, 1998 is based upon the closing price per share as quoted on the Nasdaq National Market. The graph lines merely connect quarter-end dates and do not reflect fluctuations between those dates.

     The comparison assumes $100 was invested on January 1, 1994 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of dividends. The Company did not declare or pay any dividends during the comparison period.

      COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG THE COMPANY, NASDAQ U.S. STOCK MARKET INDEX AND NASDAQ PHARMACEUTICAL STOCK INDEX


                               [GRAPHIC OMITTED]


                                      01-Jan-94   20-May-94   19-Sep-94   31-Dec-94   31-Dec-95   31-Dec-96   31-Dec-97   31-Dec-98

INDEXED DATA
ARIAD Pharmaceuticals, Inc.            125.000     125.000      51.339      31.250      84.821      90.357      75.893      30.134

Nasdaq Pharmaceutical Stock Index       83.585      66.530      71.432      71.131     115.093     115.217     119.566     152.104

Nasdaq U.S. Stock Market Index         128.491     115.359     122.866     111.081     177.619     218.487     267.690     377.189

SECTION 16 FILINGS

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Commission on Forms 3, 4 and 5. The Company believes that during the fiscal year ended December 31, 1998 its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock complied with all applicable filing requirements. In making these disclosures, the Company has relied solely on information filed with the Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has audited the financial statements of the Company since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the Meeting.

     The Company's management has selected Deloitte & Touche LLP as independent public accountants to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1999. The Audit Committee of the Board of Directors is expected to approve the selection.

             ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

     Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Requests should be directed to Corporate Communications, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, telephone: (617) 494-0400, facsimile: (617) 225-2860, email: investor@ariad.com.

TO THE EXTENT THIS PROXY STATEMENT HAS BEEN OR WILL BE SPECIFICALLY INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE SECTIONS OF THE PROXY STATEMENT ENTITLED "REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE" AND "PERFORMANCE GRAPH" SHALL NOT BE DEEMED TO BE SO INCORPORATED UNLESS SPECIFICALLY OTHERWISE PROVIDED IN ANY SUCH FILING.

                                    PROPOSALS

                                   PROPOSAL 1
                          ELECTION OF CLASS 2 DIRECTORS

     The Company's By-laws, as amended (the "By-laws"), provide that the number of directors shall be fixed by the Board. The Board of Directors has fixed the number at ten and, at a meeting held on April 30, 1999, nominated the persons named below to stand for election. All such nominees are currently directors.

     The Company's Certificate of Incorporation, as amended, and By-laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the Annual Meeting of Stockholders for that year. At this Meeting, three Class 2 Directors are to be elected to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the two nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason one or more of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The three nominees receiving the highest number of votes will be elected to serve as Class 2 Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF PHILIP FELIG, M.D., JAY
R. LAMARCHE, AND JOEL S. MARCUS AS CLASS 2 DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 2
              APPROVAL OF THE ISSUANCE BY THE COMPANY OF SHARES OF
             COMMON STOCK UPON CONVERSION OF OR AS DIVIDENDS ON ITS
                            SERIES C PREFERRED STOCK

    Approval of Proposal 2 allows the Company to issue Common Stock upon conversion of, or as dividends on, its Series C Preferred Stock equal to or in excess of 4,385,500 shares (20% of the shares of Common Stock outstanding on the issuance date of the Series C Preferred Stock) in compliance with Rule 4460 of the Nasdaq Stock Market Marketplace Rules. Failure to approve this Proposal could result in certain adverse consequences to the Company such as monetary penalties, dilutive adjustments, redemption requirements and the delisting from Nasdaq of the Company's Common Stock, all as further described below.

    On November 9, 1998, the Company consummated a private placement with the Investors of 5,000 shares of its Series C Preferred Stock for an aggregate purchase price of $5 million. Under the terms of the Purchase Agreement and subject to certain conditions, the Company will be required to sell and the Investors will have the right, commencing approximately ten months after the closing date to purchase two additional shares of Series C Preferred Stock, at $1,000 per share, for each share then held or previously converted provided that it has been converted at $2.09 per share. The Purchase Agreement further provides that, during a six-month period commencing approximately ten months after the closing date and subject to certain conditions, the Company will have the right to require the Investors to purchase up to an aggregate of 5,000 additional shares of Series C Preferred Stock. Conditions to the right to require the Investors to purchase additional shares include a requirement that the Company's Common Stock be trading at a price above $2.09 per share.

    Each share of Series C Preferred Stock has a liquidation value of $1,000, plus an additional amount equal to 5% per annum (preferred dividend) accrued from the date of issuance (collectively, the "Liquidation Value"), and is convertible into Common Stock of the Company beginning on February 15, 1999, at a conversion price equal to the lower of a variable conversion price (the "Variable Price") or $2.09 per share for shares of Series C Preferred Stock currently outstanding. Purchases of Series C Preferred Stock from the Company subsequent to February 15, 1999 will be convertible into Common Stock of the Company at the then effective conversion price. Subject to certain adjustments, the Variable Price for any given conversion is based on the average of the four lowest closing bid prices for the Common Stock during the 22 trading days preceding the date of conversion. Under certain circumstances and at prices less than $1.95 per share, the Company may elect to redeem any shares of Series C Preferred Stock that are presented for conversion. As of the date of this Proxy Statement no shares of Series C Preferred Stock have been presented for conversion.

    Pursuant to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, all of the shares of Series C Preferred Stock are redeemable at the Redemption Price, as defined below, at the option of the holders upon the occurrence of certain events, including, without limitation, the Company's inability to issue shares of Common Stock upon conversion of Series C Preferred Stock because the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance or is otherwise prohibited by the rules of the Nasdaq Stock Market from issuing all the Common Stock to be issued upon such conversion. In particular, Rule 4460 of the Nasdaq Stock Market Marketplace Rules requires the specific stockholder approval being requested under this Proposal 2 for the issuance of convertible securities, such as the Series C Preferred Stock, if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of such convertible securities and such shares of Common Stock are issued at a price per share less than the market value of the Common Stock on the date of issuance. Due to the indeterminate nature of the Variable Price, the total number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock may exceed 20% of the number of shares of Common Stock outstanding on the original date of issuance of the Series C Preferred Stock, which was November 10, 1998, and such Common Stock may be issued at a price below its market value on the date of conversion.

    If the Company does not obtain stockholder approval of the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock and, upon presentment for conversion, is not able to issue all of the shares of Common Stock then issuable in compliance with the rules of the Nasdaq Stock Market, then each Investor will have the right to require the Company to redeem from such Investor those shares of Series C Preferred Stock for which the Company is unable to issue Common Stock at a price per share equal to the greater of either
(i) 120% of the Liquidation Value, or (ii) the product of (A) the number of shares of Common Stock into which such shares of Series C Preferred Stock is convertible into and (B) the closing bid price per share of Common Stock on either the trading day immediately preceding the event giving rise to the redemption or the trading day on which the Company receives notice of redemption from the Investor, whichever is greater (the "Redemption Price"). In the alternative, if the Company does not obtain stockholder approval of the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock and, upon presentment for conversion, is not able to issue all of the shares of Common Stock then issuable in compliance with the rules of the Nasdaq Stock Market, then the Investors holding at least a majority of the Series C Preferred Stock may direct the Company to delist its Common Stock from the Nasdaq Stock Market and, at such Investors' option, have the Common Stock traded on the electronic bulletin board or "pink sheets."

    TO COMPLY WITH RULE 4460 OF THE NASDAQ STOCK MARKET MARKETPLACE RULES AND AVOID THE POTENTIAL ADVERSE CONSEQUENCES OF A REQUIRED REDEMPTION OF THE SERIES C PREFERRED STOCK, MONETARY PENALTIES, DILUTIVE ADJUSTMENTS TO THE CONVERSION PRICE AND POSSIBLE DELISTING FROM NASDAQ, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE BY THE COMPANY OF ALL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OR AS DIVIDENDS ON THE ACTUALLY ISSUED AND POTENTIALLY ISSUABLE SHARES OF SERIES C PREFERRED STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.




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





                 STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     In order to be included in proxy materials for the Annual Meeting to be held in 2000, stockholder proposals must be received by the Company on or before January 19, 2000. For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2000, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before an Annual Meeting, notice of such nomination or business proposal must be received by the Company not earlier than March 11, 2000 and not later than April 11, 2000. Stockholder proposals must be received marked for the attention of: Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139.

                                  OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Meeting other than that referred to herein. If any other business should come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not therefore revoked in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Laurie A. Allen
                                             -----------------------------------
                                             Laurie A. Allen
                                             Secretary

Cambridge, Massachusetts
May 26, 1999




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







                           ARIAD PHARMACEUTICALS, INC.
                              26 Landsdowne Street
                         Cambridge, Massachusetts 02139

                 Annual Meeting of Stockholders - June 29, 1999
               Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, MD and Jay R. LaMarche as Proxies, with full power of substitution of each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Tuesday, June 29, 1999 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matter set forth on the reverse side hereof, as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                ------------------------------------------------

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

/X/ PLEASE MARK VOTES
AS IN THIS EXAMPLE

                           ARIAD PHARMACEUTICALS, INC.

Mark box at right if an address change or comment has been noted on                                       / /
the reverse side of this card.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.                                               Date
                                                                                          ----
------Stockholder sign here----------------------------Co-owner sign here-----

1. To elect three Class 2 Directors to hold office                           For All       With-        For All
until the 2002 Annual Meeting of Stockholders                               Nominees       hold         Except
and until their successors are duly elected                                    / /          / /           / /
and qualified.

Philip Felig, M.D., Jay R. LaMarche, Joel S. Marcus

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee.
     Your shares will be voted for the remaining nominee(s).

2.  To approve the issuance by the Company of                                  For        Against       Abstain
more than 4,385,500 shares of Common Stock upon                                / /          / /           / /
conversion of, or as dividends on, its Series C
Convertible Preferred Stock.

3. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

DETACH CARD                                                          DETACH CARD

                           ARIAD PHARMACEUTICALS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held June 29, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ARIAD Pharmaceuticals, Inc.



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